P R E S S R E L E A S E                                        EXHIBIT 99.1
Vornado Announces First Quarter 2021 Financial Results
New York City | May 3, 2021
Vornado Realty Trust (NYSE: VNO) reported today:
Quarter Ended March 31, 2021 Financial Results
NET INCOME attributable to common shareholders for the quarter ended March 31, 2021 was $4,083,000, or $0.02 per diluted share, compared to $4,963,000, or $0.03 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table below, net income attributable to common shareholders, as adjusted (non-GAAP) for the quarters ended March 31, 2021 and 2020 was $12,446,000 and $31,947,000, or $0.06 and $0.17 per diluted share, respectively.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended March 31, 2021 was $118,407,000, or $0.62 per diluted share, compared to $130,360,000, or $0.68 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarters ended March 31, 2021 and 2020 was $124,359,000 and $146,829,000, or $0.65 and $0.77 per diluted share, respectively.

The following table reconciles our net income attributable to common shareholders to net income attributable to common shareholders, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2021	2020
Net income attributable to common shareholders	$4,083	$4,963
Per diluted share	$0.02	$0.03

Certain expense (income) items that impact net income attributable to common shareholders:
Hotel Pennsylvania (temporarily closed on April 1, 2020, permanently closed on April 5, 2021)	$8,990	$12,393
Our share of (income) loss from real estate fund investments	(260)	56,158
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units	—	(59,911)
Credit losses on loans receivable	—	7,261
Mark-to-market decrease in Pennsylvania Real Estate Investment Trust ("PREIT") common shares (sold on January 23, 2020)	—	4,938
Other	194	7,896
	8,924	28,735
Noncontrolling interests' share of above adjustments	(561)	(1,751)
Total of certain expense (income) items that impact net income attributable to common shareholders	$8,363	$26,984

Net income attributable to common shareholders, as adjusted (non-GAAP)	$12,446	$31,947
Per diluted share (non-GAAP)	$0.06	$0.17

NYSE: VNO | WWW.VNO.COM	PAGE 1 OF 15

The following table reconciles our FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2021	2020
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$118,407	$130,360
Per diluted share (non-GAAP)	$0.62	$0.68

Certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions:
Hotel Pennsylvania (temporarily closed on April 1, 2020, permanently closed on April 5, 2021)	$6,228	$9,825
Our share of (income) loss from real estate fund investments	(260)	56,158
After-tax net gain on sale of 220 CPS condominium units	—	(59,911)
Credit losses on loans receivable	—	7,261
Other	383	4,205
	6,351	17,538
Noncontrolling interests' share of above adjustments	(399)	(1,069)
Total of certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions, net	$5,952	$16,469

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$124,359	$146,829
Per diluted share (non-GAAP)	$0.65	$0.77
____________________________________________________________
(1)    See page 10 for a reconciliation of our net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three months ended March 31, 2021 and 2020.

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COVID-19 Pandemic
Our business has been adversely affected as a result of the COVID-19 pandemic and the preventive measures taken to curb the spread of the virus. Some of the effects on us include the following:
•With the exception of grocery stores and other "essential" businesses, many of our retail tenants closed their stores in March 2020 and began reopening when New York City entered phase two of its state-mandated reopening plan on June 22, 2020, however, there continue to be limitations on occupancy and other restrictions that affect their ability to resume full operations.
•While our buildings remain open, many of our office tenants are working remotely.
•We temporarily closed the Hotel Pennsylvania on April 1, 2020 and on April 5, 2021, we announced that we permanently closed the hotel.
•We cancelled trade shows at theMART beginning late March of 2020 and expect to resume trade shows in the third quarter of 2021.
•As of April 30, 2021, approximately 70% of the 1,293 Building Maintenance Services LLC ("BMS") employees that had been placed on furlough in 2020 have returned to work.
While we believe our tenants are required to pay rent under their leases and we have commenced legal proceedings against certain tenants that have failed to pay under their leases, in limited circumstances, we have agreed to and may continue to agree to rent deferrals and rent abatements for certain of our tenants.
For the quarter ended March 31, 2021, we collected 96% of rent due from our tenants, comprised of 97% from our office tenants and 90% from our retail tenants.
Based on our assessment of the probability of rent collection of our lease receivables, we have written off $1,001,000 of receivables arising from the straight-lining of rents for the three months ended March 31, 2021. In addition, we have written off $2,910,000 of tenant receivables deemed uncollectible for the three months ended March 31, 2021. These write-offs resulted in a reduction of lease revenues and our share of income from partially owned entities. Prospectively, revenue recognition for lease receivables deemed uncollectible will be based on actual amounts received.
In light of the evolving health, social, economic, and business environment, governmental regulation or mandates, and business disruptions that have occurred and may continue to occur, the impact of the COVID-19 pandemic on our financial condition and operating results remains highly uncertain but that impact has been and may continue to be material. The impact on us includes lower rental income and potentially lower occupancy levels at our properties which will result in less cash flow available for operating costs, to pay our indebtedness and for distribution to our shareholders. We have experienced a decrease in cash flow from operations due to the COVID-19 pandemic, including reduced collections of rents billed to certain of our tenants, the closure of Hotel Pennsylvania, the cancellation of trade shows at theMART, and lower revenues from BMS and signage. The value of our real estate assets may decline, which may result in non-cash impairment charges in future periods and that impact could be material.

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FFO, as Adjusted Bridge - Q1 2021 vs. Q1 2020
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2020 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2021:

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2020	$146.8	$0.77

(Decrease) increase in FFO, as adjusted due to:
Variable businesses:
Signage	(5.9)
Garages	(2.1)
Trade shows	(0.7)
BMS	0.2
	(8.5)
Tenant related items (inclusive of $4.8 decrease from JCPenney, $2.4 decrease from New York and Company, Inc. and $6.1 lease termination income in 2020)	(21.1)
General and administrative (primarily due to the overhead reduction program previously announced in December 2020)	8.3
PENN District out of service for redevelopment	(5.8)
Interest expense decrease (partially offset by lower capitalized interest) and other, net	3.3
	(23.8)
Noncontrolling interests' share of above items	1.4
Net decrease	(22.4)	(0.12)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2021	$124.4	$0.65
See page 10 for reconciliations of our net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three months ended March 31, 2021 and 2020. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 2 of this press release.

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Financings:
One Park Avenue
On February 26, 2021, a joint venture in which we have a 55.0% interest completed a $525,000,000 refinancing of One Park Avenue, a 943,000 square foot Manhattan office building. The interest-only loan bears a rate of LIBOR plus 1.11% (1.21% as of March 31, 2021) and matures in March 2026, as fully extended. We realized net proceeds of $105,000,000. The loan replaces the previous $300,000,000 loan that bore interest at LIBOR plus 1.75% and was scheduled to mature in March 2021.
PENN 11
On March 7, 2021, we entered into an interest rate swap agreement for our $500,000,000 PENN 11 mortgage loan, to swap the interest rate on the mortgage loan from LIBOR plus 2.75% (2.85% as of March 31, 2021) to a fixed rate of 3.03% through March 2024.
909 Third Avenue
On March 26, 2021, we completed a $350,000,000 refinancing of 909 Third Avenue, a 1.4 million square foot Manhattan office building. The interest-only loan bears a fixed rate of 3.23% and matures in April 2031. The loan replaces the previous $350,000,000 loan that bore interest at a fixed rate of 3.91% and was scheduled to mature in May 2021.
Unsecured Revolving Credit Facility
On April 15, 2021, we extended our $1.25 billion unsecured revolving credit facility from January 2023 (as fully extended) to April 2026 (as fully extended). The interest rate on the extended facility was lowered to LIBOR plus 0.90% from LIBOR plus 1.00%. The facility fee remains at 20 basis points. Our $1.50 billion unsecured revolving credit facility matures in March 2024 (as fully extended) and also has an interest rate of LIBOR plus 0.90% and a facility fee of 20 basis points.
Leasing Activity:
•208,000 square feet of New York Office space (147,000 square feet at share) at an initial rent of $79.35 per square foot and a weighted average lease term of 15.5 years. The changes in the GAAP and cash mark-to-market rent on the 54,000 square feet of second generation space were positive 3.8% and 0.1%, respectively. Tenant improvements and leasing commissions were $10.45 per square foot per annum, or 13.2% of initial rent.
•46,000 square feet of New York Retail space (36,000 square feet at share) at an initial rent of $253.39 per square foot and a weighted average lease term of 9.1 years. The changes in the GAAP and cash mark-to-market rent on the 12,000 square feet of second generation space were positive 32.2% and 9.4%, respectively. Tenant improvements and leasing commissions were $15.71 per square foot per annum, or 6.2% of initial rent.
•85,000 square feet at theMART (all at share) at an initial rent of $52.76 per square foot and a weighted average lease term of 3.2 years. The changes in the GAAP and cash mark-to-market rent on the 83,000 square feet of second generation space were negative 4.3% and 2.6%, respectively. Tenant improvements and leasing commissions were $2.82 per square foot per annum, or 5.3% of initial rent.
Same Store Net Operating Income ("NOI") At Share:
The percentage (decrease) increase in same store NOI at share and same store NOI at share - cash basis of our New York segment, theMART and 555 California Street are summarized below.

				555 California Street
	Total	New York	theMART
Same store NOI at share % (decrease) increase(1):
Three months ended March 31, 2021 compared to March 31, 2020	(8.4)%	(8.9)%	(12.5)%	4.7%
Three months ended March 31, 2021 compared to December 31, 2020	0.7%	(0.4)%	5.9%	9.7%
Same store NOI at share - cash basis % (decrease) increase(1):
Three months ended March 31, 2021 compared to March 31, 2020	(7.4)%	(6.9)%	(19.9)%	3.4%
Three months ended March 31, 2021 compared to December 31, 2020	1.9%	1.9%	(1.3)%	6.1%
____________________
(1)See pages 12 through 15 for same store NOI at share and same store NOI at share - cash basis reconciliations.

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NOI At Share and NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share and NOI at share - cash basis for the three months ended March 31, 2021 and 2020 and the three months ended December 31, 2020 are summarized below.

(Amounts in thousands)	For the Three Months Ended
	March 31,		December 31, 2020
	2021	2020
NOI at share:
New York:
Office(1)(2)	$166,635	$183,205	$167,865
Retail	36,702	52,018	38,146
Residential	4,456	6,200	4,083
Alexander's	10,489	10,492	10,259
Hotel Pennsylvania(3)	(7,144)	(9,356)	(7,809)
Total New York	211,138	242,559	212,544
Other:
theMART(4)	18,107	21,113	17,091
555 California Street	16,064	15,231	14,638
Other investments	4,799	2,010	4,220
Total Other	38,970	38,354	35,949

NOI at share	$250,108	$280,913	$248,493
_______________________
See notes below.

(Amounts in thousands)	For the Three Months Ended
	March 31,		December 31, 2020
	2021	2020
NOI at share - cash basis:
New York:
Office(1)	$167,096	$187,035	$166,925
Retail	34,876	49,041	34,256
Residential	4,011	5,859	3,828
Alexander's	11,349	11,094	11,163
Hotel Pennsylvania(3)	(7,167)	(9,364)	(7,223)
Total New York	210,165	243,665	208,949
Other:
theMART(4)	17,840	22,705	18,075
555 California Street	15,855	15,435	14,947
Other investments	5,050	2,184	4,521
Total Other	38,745	40,324	37,543

NOI at share - cash basis	$248,910	$283,989	$246,492
______________________
(1)    Includes the impact of write-offs of tenant receivables deemed uncollectible of $2,364 and $650, respectively, for the three months ended March 31, 2021 and December 31, 2020.
(2)    Includes the impact of non-cash write-offs of receivables arising from the straight-lining of rents of $820 and $585, respectively, for the three months ended March 31, 2021 and December 31, 2020.
(3)    We temporarily closed the Hotel Pennsylvania on April 1, 2020 and on April 5, 2021, we announced that we permanently closed the hotel.
(4)    We cancelled trade shows at theMART beginning late March of 2020 due to the COVID-19 pandemic.

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PENN District - Active Development/Redevelopment Summary as of March 31, 2021

(Amounts in thousands of dollars, except square feet)
		Property Rentable Sq. Ft.							Projected Incremental Cash Yield
Active PENN District Projects	Segment		Budget(1)		Amount Expended		Remainder to be Expended	Stabilization Year
Farley (95% interest)	New York	844,000	1,120,000	(2)	834,360	(2)	285,640	2022	6.4%
PENN 2 - as expanded(3)	New York	1,795,000	750,000		96,964		653,036	2025	9.0%
PENN 1 (including LIRR Concourse Retail)(4)	New York	2,546,000	450,000		206,563		243,437	N/A	12.2%	(4)(5)
Districtwide Improvements	New York	N/A	100,000		26,533		73,467	N/A	N/A
Total Active PENN District Projects			2,420,000		1,164,420		1,255,580		8.0%
________________________________
(1)    Excluding debt and equity carry.
(2)    Net of 154,000 of historic tax credit investor contributions, of which 88,000 has been funded to date (at our 95% share).
(3)    PENN 2 estimated impact on cash basis NOI and FFO of square feet taken out of service:

	2021	2022
Square feet out of service at end of year	1,190,000	1,210,000
Year-over-year reduction in Cash Basis NOI(i)	(19,000)	—
Year-over-year reduction in FFO(ii)	(7,000)	—
________________________________
(i)    After capitalization of real estate taxes and operating expenses on space out of service.
(ii)    Net of capitalized interest on space out of service under redevelopment.

(4)    Property is ground leased through 2098, as fully extended. Fair market value resets occur in 2023, 2048 and 2073. The 12.2% projected return is before the ground rent reset in 2023, which may be material.
(5)    Achieved as existing leases roll; average remaining lease term 4.9 years.

There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.
Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, May 4, 2021 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-771-4371 (domestic) or 847-585-4405 (international) and indicating to the operator the passcode 50145196. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Thomas J. Sanelli
(212) 894-7000
Supplemental Financial Information
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2020. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors. Currently, one of the most significant factors is the ongoing adverse effect of the COVID-19 pandemic on our business, financial condition, results of operations, cash flows, operating performance and the effect it has had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general. The extent of the impact of the COVID-19 pandemic will depend on future developments, including the duration of the pandemic, which are highly uncertain at this time but that impact could be material. Moreover, you are cautioned that the COVID-19 pandemic will heighten many of the risks identified in "Item 1A. Risk Factors" in Part I of our Annual Report on Form 10-K for the year ended December 31, 2020.

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VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	As of		Increase (Decrease)
	March 31, 2021	December 31, 2020
ASSETS
Real estate, at cost:
Land	$2,420,054	$2,420,054	$—
Buildings and improvements	7,953,933	7,933,030	20,903
Development costs and construction in progress	1,701,401	1,604,637	96,764
Leasehold improvements and equipment	132,597	130,222	2,375
Total	12,207,985	12,087,943	120,042
Less accumulated depreciation and amortization	(3,220,993)	(3,169,446)	(51,547)
Real estate, net	8,986,992	8,918,497	68,495
Right-of-use assets	365,929	367,365	(1,436)
Cash and cash equivalents	1,636,093	1,624,482	11,611
Restricted cash	119,517	105,887	13,630
Tenant and other receivables	74,590	77,658	(3,068)
Investments in partially owned entities	3,363,657	3,491,107	(127,450)
Real estate fund investments	3,739	3,739	—
220 Central Park South condominium units ready for sale	130,954	128,215	2,739
Receivable arising from the straight-lining of rents	668,799	674,075	(5,276)
Deferred leasing costs, net	375,138	372,919	2,219
Identified intangible assets, net	22,390	23,856	(1,466)
Other assets	397,339	434,022	(36,683)
Total assets	$16,145,137	$16,221,822	$(76,685)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$5,573,626	$5,580,549	$(6,923)
Senior unsecured notes, net	446,888	446,685	203
Unsecured term loan, net	797,024	796,762	262
Unsecured revolving credit facilities	575,000	575,000	—
Lease liabilities	400,974	401,008	(34)
Accounts payable and accrued expenses	432,035	427,202	4,833
Deferred revenue	36,925	40,110	(3,185)
Deferred compensation plan	107,889	105,564	2,325
Other liabilities	286,961	294,520	(7,559)
Total liabilities	8,657,322	8,667,400	(10,078)
Redeemable noncontrolling interests	734,630	606,267	128,363
Shareholders' equity	6,337,907	6,533,198	(195,291)
Noncontrolling interests in consolidated subsidiaries	415,278	414,957	321
Total liabilities, redeemable noncontrolling interests and equity	$16,145,137	$16,221,822	$(76,685)

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VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2021	2020
Revenues	$379,977	$444,532

Net income (loss)	$26,993	$(104,503)
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	(6,114)	122,387
Operating Partnership	(329)	(390)
Net income attributable to Vornado	20,550	17,494
Preferred share dividends	(16,467)	(12,531)
Net income attributable to common shareholders	$4,083	$4,963

Income per common share - basic:
Net income per common share	$0.02	$0.03
Weighted average shares outstanding	191,418	191,038

Income per common share - diluted:
Net income per common share	$0.02	$0.03
Weighted average shares outstanding	192,031	191,113

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$118,407	$130,360
Per diluted share (non-GAAP)	$0.62	$0.68

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$124,359	$146,829
Per diluted share (non-GAAP)	$0.65	$0.77

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	192,057	191,143
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciable real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because they exclude the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions are provided on the following page. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 2 of this press release.

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VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS

The following table reconciles net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2021	2020
Net income attributable to common shareholders	$4,083	$4,963
Per diluted share	$0.02	$0.03

FFO adjustments:
Depreciation and amortization of real property	$87,719	$85,136
Decrease in fair value of marketable securities	—	4,938
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	34,858	40,423
(Increase) decrease in fair value of marketable securities	(189)	3,691
	122,388	134,188
Noncontrolling interests' share of above adjustments	(8,075)	(8,804)
FFO adjustments, net	$114,313	$125,384

FFO attributable to common shareholders	118,396	130,347
Convertible preferred share dividends	11	13
FFO attributable to common shareholders plus assumed conversions	$118,407	$130,360
Per diluted share	$0.62	$0.68

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	191,418	191,038
Effect of dilutive securities:
Out-Performance Plan units	608	—
Convertible preferred shares	26	30
AO LTIPs	4	—
Employee stock options and restricted share awards	1	75
Denominator for FFO per diluted share	192,057	191,143

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VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below is a reconciliation of net income (loss) to NOI at share and NOI at share - cash basis for the three months ended March 31, 2021 and 2020 and the three months ended December 31, 2020.

	For the Three Months Ended
(Amounts in thousands)	March 31,		December 31, 2020
	2021	2020
Net income (loss)	$26,993	$(104,503)	$(208,726)
Depreciation and amortization expense	95,354	92,793	107,084
General and administrative expense	44,186	52,834	61,254
Transaction related costs, impairment losses and other	843	71	242,593
Income from partially owned entities	(29,073)	(19,103)	(24,567)
Loss from real estate fund investments	169	183,463	999
Interest and other investment (income) loss, net	(1,522)	5,904	(1,569)
Interest and debt expense	50,064	58,842	54,633
Net gains on disposition of wholly owned and partially owned assets	—	(68,589)	(42,458)
Income tax expense (benefit)	1,984	12,813	(1,801)
NOI from partially owned entities	78,756	81,881	76,952
NOI attributable to noncontrolling interests in consolidated subsidiaries	(17,646)	(15,493)	(15,901)
NOI at share	250,108	280,913	248,493
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net and other	(1,198)	3,076	(2,001)
NOI at share - cash basis	$248,910	$283,989	$246,492

NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments. We consider NOI at share - cash basis to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies. NOI at share - cash basis includes rent that has been deferred as a result of the COVID-19 pandemic.

NYSE: VNO | WWW.VNO.COM	PAGE 11 OF 15

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended March 31, 2021 compared to March 31, 2020.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share for the three months ended March 31, 2021	$250,108	$211,138	$18,107	$16,064	$4,799
Less NOI at share from:
Development properties	(6,287)	(6,287)	—	—	—
Hotel Pennsylvania (temporarily closed on April 1, 2020, permanently closed on April 5, 2021)	7,144	7,144	—	—	—
Other non-same store income, net	(5,090)	(291)	—	—	(4,799)
Same store NOI at share for the three months ended March 31, 2021	$245,875	$211,704	$18,107	$16,064	$—

NOI at share for the three months ended March 31, 2020	$280,913	$242,559	$21,113	$15,231	$2,010
Less NOI at share from:
Development properties	(13,171)	(13,171)	—	—	—
Hotel Pennsylvania (temporarily closed on April 1, 2020, permanently closed on April 5, 2021)	9,356	9,356	—	—	—
Other non-same store (income) expense, net	(8,741)	(6,424)	(422)	115	(2,010)
Same store NOI at share for the three months ended March 31, 2020	$268,357	$232,320	$20,691	$15,346	$—

(Decrease) increase in same store NOI at share	$(22,482)	$(20,616)	$(2,584)	$718	$—

% (decrease) increase in same store NOI at share	(8.4)%	(8.9)%	(12.5)%	4.7%	—%

Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments. We present these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

NYSE: VNO | WWW.VNO.COM	PAGE 12 OF 15

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended March 31, 2021 compared to March 31, 2020.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share - cash basis for the three months ended March 31, 2021	$248,910	$210,165	$17,840	$15,855	$5,050
Less NOI at share - cash basis from:
Development properties	(7,268)	(7,268)	—	—	—
Hotel Pennsylvania (temporarily closed on April 1, 2020, permanently closed on April 5, 2021)	7,167	7,167	—	—	—
Other non-same store income, net	(5,622)	(572)	—	—	(5,050)
Same store NOI at share - cash basis for the three months ended March 31, 2021	$243,187	$209,492	$17,840	$15,855	$—

NOI at share - cash basis for the three months ended March 31, 2020	$283,989	$243,665	$22,705	$15,435	$2,184
Less NOI at share - cash basis from:
Development properties	(17,168)	(17,168)	—	—	—
Hotel Pennsylvania (temporarily closed on April 1, 2020, permanently closed on April 5, 2021)	9,364	9,364	—	—	—
Other non-same store income, net	(13,557)	(10,848)	(422)	(103)	(2,184)
Same store NOI at share - cash basis for the three months ended March 31, 2020	$262,628	$225,013	$22,283	$15,332	$—

(Decrease) increase in same store NOI at share - cash basis	$(19,441)	$(15,521)	$(4,443)	$523	$—

% (decrease) increase in same store NOI at share - cash basis	(7.4)%	(6.9)%	(19.9)%	3.4%	—%

NYSE: VNO | WWW.VNO.COM	PAGE 13 OF 15

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended March 31, 2021 compared to December 31, 2020.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share for the three months ended March 31, 2021	$250,108	$211,138	$18,107	$16,064	$4,799
Less NOI at share from:
Development properties	(6,287)	(6,287)	—	—	—
Hotel Pennsylvania (temporarily closed on April 1, 2020, permanently closed on April 5, 2021)	7,144	7,144	—	—	—
Other non-same store (income) expense, net	(4,648)	151	—	—	(4,799)
Same store NOI at share for the three months ended March 31, 2021	$246,317	$212,146	$18,107	$16,064	$—

NOI at share for the three months ended December 31, 2020	$248,493	$212,544	$17,091	$14,638	$4,220
Less NOI at share from:
Development properties	(5,412)	(5,412)	—	—	—
Hotel Pennsylvania (temporarily closed on April 1, 2020, permanently closed on April 5, 2021)	7,809	7,809	—	—	—
Other non-same store income, net	(6,186)	(1,966)	—	—	(4,220)
Same store NOI at share for the three months ended December 31, 2020	$244,704	$212,975	$17,091	$14,638	$—

Increase (decrease) in same store NOI at share	$1,613	$(829)	$1,016	$1,426	$—

% increase (decrease) in same store NOI at share	0.7%	(0.4)%	5.9%	9.7%	—%

NYSE: VNO | WWW.VNO.COM	PAGE 14 OF 15

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended March 31, 2021 compared to December 31, 2020.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share - cash basis for the three months ended March 31, 2021	$248,910	$210,165	$17,840	$15,855	$5,050
Less NOI at share - cash basis from:
Development properties	(7,268)	(7,268)	—	—	—
Hotel Pennsylvania (temporarily closed on April 1, 2020, permanently closed on April 5, 2021)	7,167	7,167	—	—	—
Other non-same store income, net	(5,181)	(131)	—	—	(5,050)
Same store NOI at share - cash basis for the three months ended March 31, 2021	$243,628	$209,933	$17,840	$15,855	$—

NOI at share - cash basis for the three months ended December 31, 2020	$246,492	$208,949	$18,075	$14,947	$4,521
Less NOI at share - cash basis from:
Development properties	(7,589)	(7,589)	—	—	—
Hotel Pennsylvania (temporarily closed on April 1, 2020, permanently closed on April 5, 2021)	7,223	7,223	—	—	—
Other non-same store income, net	(7,136)	(2,615)	—	—	(4,521)
Same store NOI at share - cash basis for the three months ended December 31, 2020	$238,990	$205,968	$18,075	$14,947	$—

Increase (decrease) in same store NOI at share - cash basis	$4,638	$3,965	$(235)	$908	$—

% increase (decrease) in same store NOI at share - cash basis	1.9%	1.9%	(1.3)%	6.1%	—%

NYSE: VNO | WWW.VNO.COM	PAGE 15 OF 15